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                            Exhibit 23.1


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 14, 1997 on the consolidated financial statements of Steven Madden, Ltd. and subsidiaries included in the 1996 Annual Report on Form 10-KSB.

Richard A. Eisner & Company, LLP

New York, New York
October 28, 1997